                                                                    Exhibit 11.1

                           BARRINGER TECHNOLOGIES INC.
                               EARNINGS PER SHARE
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                                              PRIMARY PER SHARE
                                                  ------------------------------------------------------------------------
                                                                                                     SIX MONTHS ENDED
                                                             YEAR ENDED DECEMBER 31,                     JUNE 30,
                                                  ------------------------------------------   ---------------------------
                                                       1994            1995           1996           1996           1997
                                                       ----            ----           ----           ----           ----
Income (loss) from continuing operations          $    (2,633)   $    (1,178)   $      2,059   $        564   $      2,220
Income (loss) from operation held for sale                  68            351              -              -              -
Preferred dividend requirements                          (108)           (82)           (39)           (24)            (6)
Interest adjustment (1)                                      -              -              -              -              -
                                                  ------------   ------------   ------------   ------------   ------------
                                                  $    (2,673)   $      (909)   $      2,020   $        540   $      2,254
                                                  ============   ============   ============   ============   ============

Weighted average shares outstanding                      2,827          3,283          3,695          3,483          5,423
Assumed exercise of outstanding options and
 warrants                                                  n/a            n/a            841            n/a            n/a
Assumed conversion of preferred stock and
 convertible subordinated debentures                       n/a            n/a            n/a            n/a            n/a
Assumed repurchase (treasury stock method)                 n/a            n/a          (315)            n/a            753
                                                  ------------   ------------   ------------   ------------   ------------
Revised share basis                                      2,827          3,283          4,221          3,483          6,176
                                                  ============   ============   ============   ============   ============

Earnings per share:
     Continuing operations                        $     (0.97)   $     (0.38)   $       0.48   $       0.16   $       0.36
     Income from operations held for sale                 0.02           0.11              -              -              -
                                                  ------------   ------------   ------------   ------------   ------------
          Net income (loss) per share             $     (0.95)   $     (0.28)   $       0.48   $       0.16   $       0.36
                                                  ============   ============   ============   ============   ============




                                                                           FULLY-DILUTED PER SHARE
                                                   ------------------------------------------------------------------------
                                                                                                     SIX MONTHS ENDED
                                                                YEAR ENDED DECEMBER 31,                   JUNE 30,
                                                   ------------------------------------------   ---------------------------
                                                        1994           1995           1996           1996           1997
                                                        ----           ----           ----           ----           ----
Income (loss) from continuing operations           $    (2,633)   $    (1,178)   $      2,059   $        564   $      2,260
Income (loss) from operation held for sale                   68            351              -                             -
Preferred dividend requirements                           (108)           (82)           (39)                           (6)
Interest adjustment (1)                                       -              -             27             17              -
                                                   ------------   ------------   ------------   ------------   ------------
                                                   $    (2,673)   $      (909)   $      2,047   $        581   $      2,254
                                                   ============   ============   ============   ============   ============

Weighted average shares outstanding                       2,827          3,283          3,694          3,485          5,423
Assumed exercise of outstanding options and
 warrants                                                   n/a            n/a            884            958          1,474
Assumed conversion of preferred stock and
 convertible subordinated debentures                        n/a            n/a            228            105             29
Assumed repurchase (treasury stock method)                  n/a            n/a          (199)          (694)          (538)
                                                   ------------   ------------   ------------   ------------   ------------
Revised share basis                                       2,827          3,283          4,607          3,854          6,388
                                                   ============   ============   ============   ============   ============

Earnings per share:
     Continuing operations                         $     (0.97)   $     (0.38)   $       0.44   $       0.15   $       0.35
     Income from operations held for sale                  0.02           0.11              -              -              -
                                                   ------------   ------------   ------------   ------------   ------------
          Net income (loss) per share              $     (0.95)   $     (0.28)   $       0.44   $       0.15   $       0.35
                                                   ============   ============   ============   ============   ============



1) Add back of interest on the 6% Convertible Subordinated Debentures assumed to be converted as of July 10, 1996, the date of issuance of such debentures.